UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2021

Hennessy Capital Investment Corp. VI
(Exact name of registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 N. Pines Way, Suite 204
Wilson, Wyoming 83014
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (307) 201-1903

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-third of one Redeemable Warrant	HCVIU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of the Units	HCVI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, included as part of the Units	HCVIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

As previously reported on the Current Report on Form 8-K filed by Hennessy Capital Investment Corp. VI (the “Company”) with the Securities and Exchange Commission (the “Commission”) on October 1, 2021 (the “Initial Form 8-K”), on October 1, 2021, the Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 4,500,000 Units to cover over-allotments, if any. On October 19, 2021, the underwriters exercised their over-allotment option in part and, on October 21, 2021, the underwriters purchased 4,092,954 Units (the “Over-Allotment Units”) at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $40,929,540.

As previously reported in the Initial Form 8-K, simultaneously with the consummation of the IPO on October 1, 2021, the Company completed the private placement and sale (the “Private Placement”) of an aggregate of 6,666,667 warrants to purchase one share of Class A Common Stock (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $10,000,000. Among the Private Placement Warrants, 2,099,999 Private Placement Warrants were purchased by Hennessy Capital Partners VI LLC, the Company’s sponsor (the “Sponsor”), and 4,566,668 Private Placement Warrants were purchased in the aggregate by certain unaffiliated qualified institutional buyers or institutional accredited investors, on behalf of one or more funds that they advise or manage (the “Investors”). On October 21, 2021, simultaneously with the sale of the Over-Allotment Units, the Company completed a private placement and sale of an additional 545,727 Private Placement Warrants (the “Additional Private Placement Warrants”) in the aggregate at a purchase price of $1.50 per Additional Private Placement Warrant, generating additional gross proceeds to the Company of $818,590.80. Among the Additional Private Placement Warrants, 259,218 Additional Private Placement Warrants were purchased by the Sponsor, and 286,509 Additional Private Placement Warrants were purchased by the Investors. No underwriting discounts or commissions were paid with respect to such sales of the Private Placement Warrants or Additional Private Placement Warrants. The issuances of the Private Placement Warrants and the Additional Private Placement Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of October 21, 2021, a total of $340,929,540, comprised of $334,110,949.20 of the net proceeds from the IPO (including the Over-Allotment Units) and $6,818,590.80 of the proceeds from the sales of the Private Placement Warrants (including the Additional Private Placement Warrants), was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of October 1, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement (excluding the proceeds from the sale of the Over-Allotment Units and the Additional Private Placement Warrants) was previously filed by the Company as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 7, 2021. The Company’s unaudited pro forma balance sheet as of October 1, 2021, reflecting receipt of the net proceeds from the sale of the Over-Allotment Units and Additional Private Placement Warrants, is included as Exhibit 99.1 to this Current Report on Form 8-K.

On October 21, 2021, the Company issued a press release announcing the closing of the sale of the Over-Allotment Units and Additional Private Placement Warrants. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Balance Sheet as of October 1, 2021.
99.2	Press Release, dated October 21, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hennessy Capital Investment Corp. VI

By:	/s/ Nicholas A. Petruska
	Name:	Nicholas A. Petruska
	Title:	Chief Financial Officer

Dated: October 26, 2021

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